Exhibit 3.2

AMENDMENT

TO THE

DECLARATION OF TRUST AND TRUST AGREEMENT OF

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

THIS AMENDMENT TO THE DECLARATION OF TRUST AND TRUST AGREEMENT OF GREENHAVEN CONTINUOUS COMMODITY INDEX FUND, dated as of January 4, 2016 (the “Amendment”), is executed and delivered by the undersigned (the “Managing Owner”), being the Managing Owner of GreenHaven Continuous Commodity Index Fund (the “Trust”), pursuant to Section 11.1(b)(iii) of the Declaration of Trust and Trust Agreement, dated as of October 27th, 2006, of the Trust (the “Trust Agreement”). Capitalized terms used herein but not defined shall have the meanings set forth in the Trust Agreement.

WHEREAS, pursuant to Section 11.1(b)(iii) of the Trust Agreement, the Managing Owner may, without the approval of the Limited Owners, make such amendments to the Trust Agreement which the Managing Owner deems advisable; and

WHEREAS, the Managing Owner desires to amend the Trust Agreement as specified herein.

NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

1.	Amendment to the name of the Trust.

The name of the Trust, GreenHaven Continuous Commodity Index Fund, is hereby replaced throughout the Trust Agreement with “WisdomTree Continuous Commodity Index Fund.”

2.	Amendment to the name of the Trustee.

The name of the Trustee, CSC Trust Company of Delaware (“CSC”), is hereby replaced throughout the Trust Agreement with “Delaware Trust Company,” successor in interest to CSC.

3.	Except to the extent modified herein, the terms and conditions of the Trust Agreement shall remain in full force and effect.

4.	The Amendment may not be amended, waived or otherwise modified orally without complying with Section 11.1 of the Trust Agreement.

5.	Any signature to the Amendment may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first set forth above.

MANAGING OWNER:

WisdomTree Commodity Services, LLC

By:
Name:	Peter M. Ziemba
Title:	Executive Vice President, Chief Legal Officer and Secretary

[SIGNATURE PAGE TO AMENDMENT TO TRUST AGREEMENT]